Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-104445, 333-122514, 333-150355) on Form S-8 of Renasant Corporation for Renasant Bank 401(k) Plan, of our report dated June 13, 2012, relating to the financial statements and supplemental schedule of Renasant Bank 401(k) Plan, which appears in this Annual Report on Form 11-K of Renasant Bank 401(k) Plan for the year ended December 31, 2011.

Memphis, Tennessee

June 13, 2012